Exhibit 99.1

Unaudited Pro Forma Consolidated Financial Statements

On April 11, 2025 the Trust consummated the transaction of providing the lender with deeds-in-lieu of foreclosure for greenhouse properties in Michigan and Nebraska in exchange for released obligations related to the Greenhouse Loan.

The following unaudited pro forma consolidated financial statements of the Trust have been prepared to show the pro pro forma financial information of the Trust as adjusted to give effect for giving deeds-in-lieu of foreclosure for the properties in Michigan and Nebraska to the lender for the Greenhouse Loan in exchange for a release of the remaining collateral and obligations related to the Greenhouse Loan by applying pro forma adjustments to our historical financial information. The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of the Trust included in its Annual Report on Form 10-K for the year ended December 31, 2024.

The unaudited pro forma statements of operations for the year ended December 31, 2024 have been prepared to give effect to the transaction had it occurred on January 1, 2024.

The following unaudited pro forma consolidated financial information is intended to provide investors with information about the impact of disposing of the Michigan and Nebraska properties along with satisfying the Greenhouse Loan by showing how this might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the transaction been consummated as of the date indicated. This pro forma financial information should not be viewed as indicative of the Trust’s financial results in the future and should be read in conjunction with the Trust’s financial statements as filed on Form 10-K for the year ended December 31, 2024.

POWER REIT AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year ended December 31, 2024

	Historical (a)	Transaction (b)	Pro Forma
REVENUE
Lease income from direct financing lease – railroad	$915,000	$-	$915,000
Rental income	1,135,193		1,135,193
Rental income - related party	785,000	(785,000)	-
Other income	214,682	-	214,682
TOTAL REVENUE	3,049,875	(785,000)	2,264,875

EXPENSES
Amortization of intangible assets	227,488	-	227,488
General and administrative	1,494,339	(22,656)	1,471,683
Property expenses	1,583,017	(715,400)	867,617
Property taxes	413,319	(73,731)	339,588
Depreciation expense	819,893	(617,154)	202,739
Impairment expense	19,954,260	(14,084,412)	5,869,848
Interest expense	3,866,140	(2,830,459)	1,035,681
TOTAL EXPENSES	28,358,456	(18,343,812)	10,014,644

OTHER INCOME (EXPENSE)
Gain on sale of properties	247,136	-	247,136
Loan modification expense	-	-	-
Forgiveness of accounts payable	350,704	(350,704)	-
TOTAL OTHER INCOME (EXPENSE)	597,840	(350,704)	247,136

NET LOSS	(24,710,741)	17,208,108	(7,502,633)

Preferred Stock Dividends	(652,828)	-	(652,828)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(25,363,569)	$17,208,108	$(8,155,461)

Loss Per Common Share:
Basic	$(7.48)		$(2.41)
Diluted	(7.48)		(2.41)

Weighted Average Number of Shares Outstanding:
Basic	3,389,661		3,389,661
Diluted	3,389,661		3,389,661

Cash dividend per Series A Preferred Share:	$-		$-
Accumulated undeclared dividend per Series A Preferred Shares:	1.94		1.94

(a) Historical financial information derived from Power REIT Report on Form 10-K as of December 31, 2024

(b) Represents adjustments to reflect the settlement with the lender for the Greenhouse Loan

POWER REIT AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

As of December 31,2024

	Historical (a)	Transaction (b)	Pro Forma
ASSETS
Land	$4,470,000	$-	$4,470,000
Net investment in direct financing lease - railroad	9,150,000	-	9,150,000
Total real estate assets	13,620,000		13,620,000

Cash and cash equivalents	2,194,501	-	2,194,501
Prepaid expenses and deposits	207,177	-	207,177
Intangible lease asset, net of accumulated amortization	2,276,933	-	2,276,933
Deferred rent receivable	338,106	-	338,106
Mortgage loan receivables	1,602,000	-	1,602,000
Assets held for sale	25,817,005	(17,082,502)	8,734,503
Other assets	9,831	-	9,831
TOTAL ASSETS	$46,065,553	$(17,082,502)	$28,983,050

LIABILITIES AND EQUITY
Accounts payable	$173,700	$-	$173,700
Accrued expenses	95,699	-	95,699
Other liabilities	-	-	-
Liabilities held for sale	1,670,098	(178,429)	1,491,669
Current portion of long-term debt, net of unamortized discount	17,445,220	(16,719,546)	725,674
Long-term debt, net of unamortized discount	19,965,043	-	19,965,045
TOTAL LIABILITIES	39,349,760	(16,897,975)	22,451,785

Equity:
Series A 7.75% Cumulative Redeemable Perpetual Preferred Stock Par Value $25.00 (1,675,000 shares authorized; 336,944 issued and outstanding as of December 31, 2024 and December 31, 2023)	8,489,952	-	8,489,952
Common Shares, $0.001 par value (98,325,000 shares authorized; 3,389,661 shares issued and outstanding as of September 30, 2024 and December 31, 2023)	3,389	-	3,389
Additional paid-in capital	47,948,200	-	47,948,200
Accumulated deficit	(49,725,748)	(184,528)	(49,910,276)
Total Equity	6,715,793		6,531,265

TOTAL LIABILITIES AND EQUITY	$46,065,553		$28,983,050

(a) Historical financial information derived from Power REIT Report on Form 10-K as of December 31, 2024

(b) Represents adjustments to reflect the settlement with the lender for the Greenhouse Loan